KANNALIFE SCIENCES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Kannalife Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kannalife Sciences, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations and comprehensive loss, stockholders’ deficiency, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has not generated revenues from its intended operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

We have served as the Company's auditor since 2017.

San Diego, California

October 2, 2018

KANNALIFE SCIENCES, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,326	$33,014
Other receivables	400	400
Total Current Assets	4,726	33,414

Investment	256,359	256,359
Security deposits	15,000	15,000
Deferred tax asset	772,000	1,122,000
TOTAL ASSETS	$1,048,085	$1,426,773

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$453,632	$535,113
Notes payable	367,500	-
Payroll and related liabilities	239,924	195,051
Total Current Liabilities	1,061,056	730,164

LONG TERM LIABILITIES:
Payroll and related liabilities - long term	2,812,810	1,893,815
Convertible notes payable - long term	185,000	320,690
Convertible notes payable, related party - long term	288,981	142,809
Total Long Term Liabilities	3,286,791	2,357,314

TOTAL LIABILITIES	4,347,847	3,087,478

STOCKHOLDERS' DEFICIENCY:
Series A preferred stock, par value $0.001, 20,000,000 authorized, 12,250,000 and 12,250,000 issued and outstanding, respectively	12,250	12,250
Common stock, par value $0.001, 180,000,000 authorized, 121,421,482 and 121,421,482 issued; and 121,131,482 and 121,131,482 outstanding, respectively	121,421	121,421
Additional paid-in capital	2,555,723	2,551,525
Treasury stock, at cost (290,000 shares of common stock)	(290)	(290)
Accumulated deficit	(5,988,866)	(4,345,611)
TOTAL STOCKHOLDERS' DEFICIENCY	(3,299,762)	(1,660,705)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$1,048,085	$1,426,773

The accompanying notes are an integral part of these financial statements

KANNALIFE SCIENCES, INC.
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

NET REVENUES:
Grant Revenue	$-	$-
TOTAL NET REVENUES	-	-

OPERATING EXPENSES:
Research and development expenses	4,000	88,780
General and administrative expenses	1,190,362	1,298,222
TOTAL OPERATING EXPENSES	1,194,362	1,387,002

LOSS FROM OPERATIONS	(1,194,362)	(1,387,002)

OTHER (EXPENSE) INCOME:
Interest income (expense), net	(98,893)	(65,897)
Other (expense) income, net	-	478
Realized gain on investments	-	232,510
TOTAL OTHER (EXPENSE) INCOME	(98,893)	167,091

NET LOSS BEFORE INCOME TAX	(1,293,255)	(1,219,911)

Income tax expense (benefit)	350,000	-

NET LOSS	$(1,643,255)	$(1,219,911)

OTHER COMPREHENSIVE LOSS:
Change in unrealized gain on marketable securities	-	(196,387)

TOTAL COMPREHENSIVE LOSS	$(1,643,255)	$(1,416,298)

Loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding - basic and diluted	121,421,482	121,316,018

The accompanying notes are an integral part of these financial statements

KANNALIFE SCIENCES, INC.
STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Series A Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Treasury Stock	Accumulated Deficit	Total Stockholders Deficiency
	Shares	Amount	Shares	Amount

Balance December 31, 2015	12,250,000	$12,250	121,221,482	$121,221	$2,543,725	$196,387	$(290)	$(3,125,700)	$(252,407)

Issuance of common stock for services rendered	-	-	200,000	200	7,800	-	-	-	8,000
Unrealized gain on marketable securities	-	-	-	-	-	(196,387)	-	-	(196,387)
Net loss	-	-	-	-	-	-	-	(1,219,911)	(1,219,911)
Balance December 31, 2016	12,250,000	12,250	121,421,482	121,421	2,551,525	-	(290)	(4,345,611)	(1,660,705)

Issuance of stock options for services	-	-	-	-	4,198	-	-	-	4,198
Net loss	-	-	-	-	-	-	-	(1,643,255)	(1,643,255)
Balance December 31, 2017	12,250,000	$12,250	121,421,482	$121,421	$2,555,723	$-	$(290)	$(5,988,866)	$(3,299,762)

The accompanying notes are an integral part of these financial statements

KANNALIFE SCIENCES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,643,255)	$(1,219,911)
Adjustment to reconcile change in net loss to net cash and cash equivalents used in operating activities:
Issuance of common stock for services	-	8,000
Amortization of debt discount	14,310	19,942
Issuance of options for services	4,198	-
Realized gain on marketable securities	-	(232,510)
Deferred tax asset	350,000	-
Changes in operating assets and liabilities:
Other receivables	-	38,740
Accounts payable and accrued expenses	(81,481)	222,133
Payroll and related liabilities	963,868	879,112

NET CASH USED IN OPERATING ACTIVITIES	(392,360)	(284,494)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	-	250,158

NET CASH PROVIDED BY INVESTING ACTIVITIES	-	250,158

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	367,500	-
Proceeds from convertible notes payable related party	20,000	25,000
Repayments on convertible notes payable related party	(23,828)	(7,191)
Advances to related party	-	(11,080)

NET CASH PROVIDED BY FINANCING ACTIVITIES	363,672	6,729

Net decrease in cash	(28,688)	(27,607)

Cash and cash equivalents, beginning of year	33,014	60,621

Cash and cash equivalents, end of year	$4,326	$33,014

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Change in unrealized gain on marketable securities	$-	$196,387

The accompanying notes are an integral part of these financial statements

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

KannaLife Sciences, Inc. (“KannaLife”, or the “Company”), is a Delaware corporation formed on August 11, 2010. KannaLife is a phytomedical/pharmaceutical company that specializes in the research and development of synthetic molecules and therapeutic products derived from botanical sources, including the cannabis taxa.

On July 25, 2018, Kannalife and certain stockholders of Kannalife (the “Kannalife Stockholders”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TYG Solutions Corp., a Delaware corporation (“TYYG”) and became a subsidiary of TYYG. See Note 13 for additional information.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of the financial statements are as follows:

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although the Company has recognized some nominal amount of revenue since inception, the Company is still devoting substantially all of its efforts on establishing the business and, therefore, still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements and accompanying notes in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, valuation of investments, fair value of the Company’s stock, stock based compensation, and valuation allowance relating to the Company’s deferred tax assets. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made.

Cash and Cash Equivalents

Our cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less when purchased. At times throughout the year, the Company may maintain bank balances that could exceed Federal Deposit Insurance Corporation insured limits. The Company maintains its cash deposit accounts with high credit quality financial institutions, and therefore believes that its loss exposure is minimal.

Marketable Securities

The Company reports its investments in marketable securities as available for sale securities under the requirements of ASC 320, Investments - Debt and Equity Securities (“ASC 320”). Market values of all the Company’s marketable securities are readily determinable and the Company’s intention upon obtaining the securities was neither to sell them in the short term nor to hold them to maturity. Pursuant to ASC 320, securities which are classified as available for sale are recorded on the Company’s balance sheet at fair value, with the resulting unrealized holding gains and losses excluded from earnings and reported as other comprehensive income or loss until realized.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company evaluates securities for other-than-temporary impairment at each balance sheet date, or more frequently when economic or market conditions indicate that the carrying amount of such investments could exceed their net realizable values. Consideration is given to the length of time and amount of the loss relative to cost, the nature and financial condition of the issuer and the ability and intent of the Company to hold the investment for a time sufficient to allow any anticipated recovery in fair value. Pursuant to ASC 320, other than temporary impairment losses are recorded as impairment expense in the statement of operations during the period in which the impairment is determined.

Accumulated Other Comprehensive Income

Comprehensive income includes net income as currently reported under U.S. GAAP and other comprehensive loss. Other comprehensive income considers the effects of additional economic events, such as unrealized gains on investments, which are not required to be recorded in determining net income, but rather are reported as a separate component of stockholders’ deficiency.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC 740”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Preferred Stock

The Company applies the guidance enumerated in FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”), when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ deficiency. The Company’s preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within the Company’s sole control as of December 31, 2016 and 2017. Accordingly, all issuances of preferred stock are presented as a component of stockholders’ deficiency.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”).

Applicable U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments) as follows. The Company records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505, Equity–based Payments to Non-Employees (“ASC 505”). Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net income per share is calculated by dividing income for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt, and convertible preferred stock. The potentially dilutive securities listed below were not included in the calculation of net loss per common share for the years ended December 31, 2017 and 2016 because their effect would be anti-dilutive.

	December 31,
	2017	2016
Series A preferred stock	12,250,000	12,250,000
Options	100,000	-
Warrants	-	92,500
Convertible notes payable	592,438	554,828
Total diluted shares	12,942,438	12,897,328

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, codified as ASC 606: Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The adoption of ASU 2014-09 is not expected to have any material impact on the Company’s financial statements.

Revenue consists of research funding from the Company’s National Institute of Health (“NIH”) Grant. Grant revenue is recognized when qualifying costs are incurred and there is reasonable assurance that the conditions of the award have been met for collection. Proceeds received prior to the costs being incurred or the conditions of the award being met are recognized as deferred revenue until the services are performed and the conditions of the award are met.

Research and Development

In accordance with FASB ASC 730, Research and Development (“ASC 730”) research and development (“R&D”) costs are expensed when incurred. R&D costs include supplies, clinical trial and related clinical manufacturing costs, contract and other outside service and facilities and overhead costs. Total R&D costs for the years ended December 31, 2017 and 2016 were $4,000 and $88,780, respectively.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Authoritative Guidance

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”), which is a new comprehensive revenue recognition model that will supersede all existing revenue recognition guidance under U.S. GAAP. The standard requires a company to recognize revenue when it transfers goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This standard is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted for interim and annual periods beginning after December 15, 2016. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. The Company is currently evaluating the impact of adopting this guidance, but expects the adoption will not have a material impact on the financial statements.

In November 2015, the FASB issued Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, intended to improve how deferred taxes are classified on organizations' balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will now be required to classify all deferred tax assets and liabilities as noncurrent. The pronouncement is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted as of the beginning of an interim or annual period. The adoption of ASU 2015-17 did not have any material impact on the Company's financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). Under ASU 2016-09, the tax effects of stock compensation will be recognized as income tax expense or benefit to the Company’s income statement and the tax effects of exercised or vested awards will be treated as discrete items in the reporting period in which they occur. Along with other income tax cash flows, excess tax benefits will be classified as operating activities, and cash paid by the Company when directly withholding shares for tax withholding purposes will be classified as financing activities. The Company has elected to continue to account for forfeitures when they occur. The adoption of ASU 2016-09 on January 1, 2017, did not have a material impact to the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring lessees to recognize for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (2) a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The update is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company currently anticipates that upon adoption of the new standard, ROU assets and lease liabilities will be recognized in amounts that will be immaterial to the balance sheets.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard was effective for the Company for annual and interim periods beginning after December 15, 2016. The Company has elected early adoption effective January 1, 2017, and continues to assess the impact of the adoption on its financial statements. See the related disclosures in note 3.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, the Company has had a net loss from operations of $1,194,362 and $1,387,002 for the years ended December 31, 2017 and 2016, respectively. The net cash used in operations were $392,360 and $284,494 for the years ended December 31, 2017 and 2016, respectively. Additionally, the Company had an accumulated deficit of $5,988,866 and $4,345,611, at December 31, 2017 and 2016, respectively, had stockholders’ deficit of $3,299,762 at December 31, 2017, and has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Management plans to raise additional capital through potential debt financing transactions and sale of common shares until such time that its products are ready for commercialization. However, management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS (CONTINUED)

The Company’s history of recurring losses, and uncertainties as to whether its operations will become profitable and generate operating cash flows raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Axim Biotechnologies, Inc. (“AXI”), which is a publicly traded company, entered into an agreement to purchase common stock with the Company. The shares of AXIM’s common stock recorded as marketable securities in the accompanying balance sheet and are considered as a Level 1 financial asset, as the AXIM shares are quoted on an active market and readily available as of December 31, 2015. During the year ended December 31, 2016, the Company sold all the remaining shares of AXI and recognized a realized gain on marketable securities of $232,510.

On March 7, 2014, Kannalife Sciences, Inc. (“Kannalife”) entered into an agreement with General Hemp LLC (“General Hemp”) through its wholly owned subsidiary Kannaway LLC (“Kannaway”) for certain rights and agreements to where each company would exchange 4.99% of each Company’s equity, by way of a stock swap. As such, Kannalife would receive a 4.99% equity stake in Kannaway and Kannaway would receive 6,408,980 shares of restricted common stock of Kannalife.

On or about April 2014, Kannalife delivered 6,408,980 of the aforementioned Kannalife restricted common stock to General Hemp on behalf of Kannaway and such shares were made to Kannaway as the beneficiary. The Company recorded the fair market value of the common stock at $256,359 or $0.04. The Company valued the shares based upon other transactions of the Company's common stock around the same time frame. The Company accounted for the transaction as a cost investment.

On or about December 2015, Medical Marijuana, Inc. (“MJNA”) purchased Kannaway from General Hemp for which due to a dispute between the Company and General Hemp, the Company wasn't provided any of the consideration. On June 1, 2018, the Company received 41,583,333 shares of MJNA common stock pursuant to a settlement agreement effective July 15, 2017. MJNA is a significant shareholder of the Company and their Chief Executive Officer is also on the Company's Board of Directors.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 5 – ACCRUED PAYROLL AND PAYROLL TAXES

Accrued payroll and payroll taxes at December 31, 2017 and 2016 consisted of the following:

	2017	2016
Payroll	$2,812,810	$1,893,815
Payroll taxes	239,924	195,051
Totals	$3,052,734	$2,088,866

As of December 31, 2017 and 2016, the Company has accrued payroll taxes in connection to salaries accrued to four officers of the Company.

The accrued payroll has been reflected as long-term liabilities on the accompanying balance sheet as the amounts were converted to common stock subsequent to year end, see Note 13 for additional information.

In connection with the TYYG term sheet discussed in Note 10, the Company's four officers ceased accruing salaries until the closing of the transactions which happened in July 2018. Subsequent to closing, the officers have begun accruing salaries.

NOTE 6 – NOTES PAYABLE

During the year ended December 31, 2017, the Company borrowed $367,500 and issued a promissory note with a maturity date of October 18, 2017. This note was later amended to extend the maturity to April 18, 2019. The proceeds from this note were used to fund operating activities. The loan incurs 3% interest per annum. Accrued interest related to this note is $3,565 as of December 31, 2017. The promissory note holder was a significant shareholder of TYYG prior to the acquisition of the Company.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On May 15, 2015, the Company borrowed $35,000 and issued a convertible promissory note with a maturity date of April 30, 2016. The loan incurs 10% interest per annum. This note is convertible to the Company’s common stock at a price of $1.00 per share. In addition, the Company issued 17,500 warrants to purchase common stock with an exercise price of $1.50 per share and a term of two years. These warrants were valued at $7,525 and were recorded as a debt discount to be amortized over the term. Accrued interest related to this note is $9,196 and $5,696 as of December 31, 2017 and 2016, respectively.

On August 13, 2015, the Company borrowed $50,000 and issued a convertible promissory note with a maturity date of August 12, 2016. The loan incurs 10% interest per annum and increasing to 17% per annum in the event of a default. This note is convertible to the Company’s common stock at a price of $1.00 per share. In addition, the Company issued 25,000 warrants to purchase common stock with an exercise price of $1.50 per share and a term of two years. These warrants were valued at $10,751 and were recorded as a debt discount to be amortized over the term. This note is in default and is accruing interest at the default rate of 17% per annum. Accrued interest related to this note is $16,659 and $8,205 as of December 31, 2017 and 2016, respectively.

On November 25, 2015, the Company borrowed $100,000 and issued a convertible promissory note with a maturity date of November 24, 2016. The loan incurs 10% interest per annum and increasing to 14% per annum in the event of a default. This note is convertible to the Company’s common stock at a price of $1.00 per share. In addition, the Company issued 50,000 warrants to purchase common stock with an exercise price of $1.50 per share and a term of two years. These warrants were valued at $21,500 and were recorded as a debt discount to be amortized over the term. This note is in default and is accruing interest at the default rate of 14% per annum. Accrued interest related to this note is $25,249 and $11,326 as of December 31, 2017 and 2016, respectively.

Total interest expense on convertible notes payable, inclusive of amortization of debt discount of $14,310 and $19,942, amounted to $40,187 and $38,442 for the years ended December 31, 2017 and 2016, respectively. The remaining unamortized balance of debt discount as of December 31, 2017 and 2016, was $-0- and $14,310, respectively.

As of December 31, 2017 and 2016, the convertible notes payable have been reflected as long-term liabilities as subsequent to year end they were converted to common stock, see Note 13 for additional information.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 8 – CONVERTIBLE NOTES PAYABLE RELATED PARTY

On December 27, 2014, the Company borrowed $150,000 from General Hemp and issued a convertible promissory note with a maturity date of December 31, 2015. The proceeds were used to fund operations. The loan incurs 10% interest per annum and increasing to 17% per annum in the event of a default. This note is convertible to the Company’s common stock at a price of $1.00 per share. This note is in default and is accruing interest at the default rate of 17% per annum. Accrued interest related to this note is $67,195 and $41,695 as of December 31, 2017 and 2016, respectively.

During the year ended December 31, 2015, the Company borrowed $120,000 from the Chief Executive Officer and issued convertible promissory notes that are due on demand. The proceeds were used to fund operations. The loans incur 10% interest per annum. These notes are convertible to the Company’s common stock at a price of $1.00 per share.

On November 20, 2015, the Company borrowed $5,000 from the Chief Executive Officer and issued a convertible promissory note that is due on demand. The proceeds were used to fund operations. The loan incurs 10% interest per annum. This note is convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2016, the Company borrowed $15,000 from the Chief Executive Officer and issued convertible promissory notes that are due on demand. The proceeds were used to fund operations. The loans incur 10% interest per annum. These notes are convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2016, the Company borrowed $10,000 from the Chief Executive Officer and issued convertible promissory notes with a maturity date of December 31, 2016. The loans incur 10% interest per annum and increasing to 17% per annum in the event of a default. The proceeds were used to fund operations. These notes are in default and are accruing interest at the default rate of 17% per annum. These notes are convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2016, the Company repaid $7,191 of principal and $21,252 of accrued interest towards the outstanding notes payable due to the Chief Executive Officer.

During the year ended December 31, 2017, the Company borrowed $20,000 from the Chief Executive Officer and issued convertible promissory notes with a maturity date of December 31, 2017. The proceeds were used to fund operations. The loans incur 10% interest per annum and increasing to 17% per annum in the event of a default. These notes are convertible to the Company’s common stock at a price of $0.40 per share.

During the year ended December 31, 2017, the Company repaid $23,828 of principal and $16,522 of accrued interest towards the outstanding notes payable due to the Chief Executive Officer.

As of December 31, 2017 and 2016, there was no unpaid accrued interest. Total interest expense on these convertible notes payable amounted to $16,537 and $13,618 for the years ended December 31, 2017 and 2016, respectively.

As of December 31, 2017 and 2016, the related party notes payable have been reflected as long-term liabilities as subsequent to year end they were converted to common stock, see Note 13 for additional information.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may get involved in legal proceedings arising in the ordinary course of business. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on its results of operations or financial condition.

Occupancy Leases

On April 1, 2014, the Company entered into a one year lease arrangement for office space, with the option to renew the lease annually. The monthly rent payment is $5,000 and a security deposit of $15,000.

On September 15, 2015, the Company entered into a one year lease arrangement for office space. The Company has amended this lease to extend the term through September 30, 2018. The monthly rent payment is $229 and a security deposit of $183.

Royalty Agreements

On June 12, 2012, the Company entered into a Patent License Agreement with agencies of the United States Public Health Services within the Department of Health and Human Services (“PHS”). Under the License Agreement, PHS granted the Company an exclusive right to use and develop certain patents relating to Cannabinoids as Antioxidants and Neuroprotectants. In exchange for the License, the Company has agreed to the following payments:

•a $30,000 license issue royalty within 90 days of the execution of the agreement

•a minimum annual royalty in the amount of $10,000

•3% royalty on net sales from any sales of licensed products or practice of licensed processes

•milestone payment of $40,000 upon initiation of first Phase I clinical trial

•milestone payment of $100,000 upon initiation of first Phase II clinical trial

•milestone payment of $250,000 upon completion of first Phase III clinical trial

•milestone payment of $500,000 upon first marketing approval by FDA

•a sublicensing royalty of 12% on the fair market value of any consideration received for granting each sublicense

As of December 31, 2017 and 2016 there were no outstanding royalties due.

On December 31, 2014, the Company executed five exclusive pharmaceutical license agreements with the Company’s CEO, the Company’s CMO, three advisory board members of the Company, and an unrelated third party. These agreements provide the Company the worldwide exclusive rights to certain drug technologies and methods (and systems) for collection, processing and use of data for the dispensing of phyto-medical and botanically derived materials for consumption. The license agreements grant to the Company from the inventors the rights to develop, market, make, use, and sell certain drug formulations, which are applied to humans through the use of certain drug technology. In return for these exclusive rights from the inventors, the Company has agreed to compensate the inventors under the agreements with royalties ranging from 1.5% to 2.5% on all net sales by the Company of licensed products covered by a valid claim of a patent or patent application of the inventor patent rights. Additionally, the Company retains the rights to sublicense the drug formulations, and upon such sublicense shall pay the inventors from 1.5% up to 5% of all royalties and sublicense fees paid to the Company on account of sublicenses under the inventor patent rights and inventor technology rights, less all appropriate expenses associated with such sublicenses incurred by the Company. However, if the inventor supplies licensed products to sublicensees of the Company pursuant to such sublicenses, the inventor shall supply such licensed products at its cost.

As of December 31, 2017 and 2016, there were no outstanding royalties due.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Term Sheet

On December 15, 2017, the Company entered into a binding term sheet with TYG Solutions Corp. (“TYYG”), for the anticipation of a share exchange to occur in July 2018. Under this agreement the Company will become a subsidiary of TYYG and TYYG will issues shares to the shareholders of the Company. In addition, in connection with the binding term sheet, the Company's officers ceased accruing salaries until the TYYG deal was closed. See Note 13 for additional information.

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer shares the use of the leased office space for personal living quarters. The CEO reimburses the Company for 50% of the monthly rent, or $2,500 per month.

See Note 8 for additional related party transactions.

NOTE 11 – INCOME TAXES

We file income tax returns in the United States federal jurisdiction and in various state and local jurisdictions. In the normal course of business, we are subject to examination by taxing authorities. The tax years ending 2014 through 2017 remain subject to examination for federal tax purposes and remain subject to examination in significant state tax jurisdictions. The Company has yet to file their income tax returns for the years ended December 31, 2016 and 2017.

On December 22, 2017, the United States enacted significant changes to the U.S. tax law following the passage and signing of H.R.1, "An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018" (the "Tax Act") (previously known as "The Tax Cuts and Jobs Act"). The Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the corporate tax rate from 35% to 21%. The Tax Act reduced the U.S. corporate income tax rate reduction to 21% becomes effective January 1, 2018. The Company re-measured its deferred tax assets and liabilities as of December 31, 2017, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets of $787,700, with a corresponding adjustment to the valuation allowance.

As of December 31, 2017, the Company had federal and state net operating loss carry forwards of $3,425,000 that may be offset against future taxable income which will begin to expire in 2032 through 2035.

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2017 and 2016 is as follows:

	For the year ended	For the year ended
	December 31, 2017	December 31, 2016

Income (loss) before income taxes	$(1,293,255)	$(1,219,911)

Income tax expense (benefit) at statutory rates	(439,700)	(414,800)
State income taxes, net of federal benefit	(60,500)	(57,100)
Permanent Differences	3,300	4,400
Change in Federal Rates	788,100	-
Change in Valuation Allowance	58,800	467,500
Income tax expense (benefit)	$350,000	$-

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 11 – INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of: (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes; and (b) operating loss and tax credit carry-forwards. We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Significant components of deferred tax assets as of December 31, 2017 and 2016 were as follows:

	For the year ended	For the year ended
	December 31, 2017	December 31, 2016
Deferred Tax Assets:
Federal net operating loss carryforwards	$719,400	$1,077,500
Capital Losses over Capital Gains	(16,700)	(24,200)
Non-cash interest	53,200	39,000
Non-cash accrued compensation	788,200	786,600
State taxes	192,100	148,500
Net deferred tax assets before valuation allowance	1,736,200	2,027,400
Valuation Allowance	(964,200)	(905,400)
Net Deferred Tax Assets	$772,000	$1,122,000

Reconciliation of the statutory federal income tax to the Company's effective tax:

	December 31, 2017	December 31, 2016

Statutory federal tax rate	34%	34%
State taxes, net of federal benefit	4.68%	4.68%
Change in Federal Rates	(60.94)%	-%
Valuation allowance	(4.55)%	(38.32)%
Other, net	(0.26)%	(0.36)%

Provision for income taxes	(27.06)%	-%

Utilization of the net operating losses (NOL) carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code (IRC) of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. At the time of closing the books, the Company had not yet completed a study to determine the extent of the limitation.

NOTE 12 – STOCKHOLDERS’ DEFICIENCY

Series A Preferred Stock

As of December 31, 2017 and 2016, the Company had a total of 20,000,000 shares of Series A Preferred Stock, $0.001 par value authorized for issuance. Each share of Series A Preferred Stock is convertible into one share of common stock without any additional consideration by the holder, at any time after the date of issuance. The holders of shares of Series A Preferred Stock are entitled to receive dividends, if and when declared by the Board of Directors, at the rate of 8% per annum of the original price of Series A Preferred Stock. In the event of the liquidation the holders of the Series A Preferred Stock are entitled to receive an amount equal to the original Series A price for each share of Series A then held by such holder. Each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares of Series A could be converted on the record date for the vote or written consent of the stockholders. The Series A Preferred Stock is nonredeemable.

As of December 31, 2017 and 2016, there were 12,250,000 shares of Series A Preferred Stock issued and outstanding, respectively.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 12 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Common Stock

As of December 31, 2017 and 2016, there were 121,421,482 shares of common stock issued and outstanding for both periods.

During the year ended December 31, 2016, the Company issued 200,000 shares of common stock at $0.04 per share, or $8,000, to one consultant for services rendered. The estimated fair value of these shares was recorded as general and administrative expense.

The Company determined fair value of its shares of common and preferred stock based on the price at which the Company was selling its shares of common and preferred stock to third party investors.

Stock Options

On September 1, 2017, the Company entered into an agreement for consulting services. As compensation the Company issued a stock options to purchase 100,000 shares of common stock at a price of $2.00 per share and are exercisable for five years. The stock option vests in equal monthly installments of 24 months. These options were valued at $20,154 using a Black-Scholes Options Pricing Model. For the year ended December 31, 2017, the Company recorded $4,199 as general and administrative expense in the statement of operations.

The fair value of the options is estimated using a Black-Scholes Options Pricing Model with the following assumptions:

Market value of common stock on issuance date	$0.40
Exercise price	$2.00
Expected volatility	100%
Expected term (in years)	5
Risk-free interest rate	1.73%
Expected dividend yields	-

Warrants

The following is a summary of outstanding and exercisable warrants:

	Number of Shares	Weighted Average Exercise Price	Year of Expiration

Balance at December 31, 2015	92,500	1.5	2017
Issued	-	-	-
Expired	-	-	-

Balance at December 31, 2016	92,500	1.5	2017
Issued	-	-	-
Expired	(92,500)	1.5	2017
Balance at December 31, 2017	-	-	-

The Company did not issue any warrants for the years ended December 31, 2017 and 2016.

KANNALIFE SCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017 AND 2016

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were issued.

On July 25, 2018, Kannalife and certain stockholders of Kannalife (the “Kannalife Stockholders”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with TYG Solutions Corp., a Delaware corporation (“TYYG”). Pursuant to the terms of the Share Exchange Agreement, TYYG acquired approximately 99.7% of the issued and outstanding shares of Kannalife by means of a share exchange with the Kannalife Stockholders in exchange for 60,324,141 newly issued shares of the common stock of TYYG, resulting in a 86% ownership (the “Share Exchange”). As a result of the Share Exchange, Kannalife became a 99.7% owned subsidiary of TYYG, which on a going forward basis will result in financial reporting by TYYG to include the results of Kannalife and will be accounted for as a reverse acquisition.

During 2018, the Company borrowed $708,000 and issued a promissory note with a maturity date of April 18, 2019. The loan incurs 3% interest per annum.

Subsequent to year end, the Company received 41,583,333 shares in Medical Marijuana, Inc. (“MJNA”) as proceeds from a settlement agreement in exchange for the 4.99% equity stake the Company held in Kannaway LLC. See Note 4 for additional information.

On January 3, 2018, the Company issued 3,847,619 shares of common stock for the conversion of $505,000 convertible notes payable and related accrued interest.

On January 3, 2018, the Company issued 13,781,251 shares of common stock for the conversion of $2,812,810 accrued compensation.

In July 2018, the Company issued 12,250,000 shares of common stock for the conversion of 12,250,000 shares of Series A preferred stock.